                                       Securities and Exchange Commission
                                             Washington, D.C. 20549
                                 -----------------------------------------------

                                                    FORM 8-K

                                                 CURRENT REPORT
                                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report (Date of earliest event reported): February 1, 2006

                                           The Phoenix Companies, Inc.
-----------------------------------------------------------------------------------------------------------------
                             (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                     1-16517                                  06-1599088
-------------------                     --------------------------               -------------------------
(State or Other Jurisdiction             (Commission File Number)                            (IRS Employer
   of Incorporation)                                                                   Identification No.)

         One American Row, Hartford, CT                                                      06102 -5056
--------------------------------------------------------------                        --------------------
       (Address of Principal Executive Offices)                                               (Zip Code)

Registrant's telephone number, including area code:                                       (860) 403-5000
                                                                                --------------------------

                                                 NOT APPLICABLE
            -----------------------------------------------------------------------------------------
                          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition

On February 1, 2006, The Phoenix Companies, Inc. issued a press release announcing its financial results for the quarter ended December 31, 2005.  This is furnished as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits

         The following exhibit is furnished herewith:

         99.1 News release of The Phoenix Companies, Inc. dated February 1, 2006, regarding the matters described in Item 2.02.

                                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

Date:  February 1, 2006                              By:    /s/ Katherine P. Cody
                                                            ------------------------------------------------
                                                            Name:  Katherine P. Cody
                                                            Title: Senior Vice President and Chief
                                                                   Accounting Officer

[Logo]PHOENIX                                                                               Exhibit 99.1

     The Phoenix Companies, Inc.                              N  E  W  S     R  E  L  E  A S E

     One American Row
     PO Box 5056
     Hartford CT 06102-5056
     PhoenixWealthManagement.com

      Contacts:
      Media Relations                       Investor Relations
      Alice S. Ericson                      Peter A. Hofmann
      860-403-5946                          860-403-7100

     For Immediate Release

                   The Phoenix Companies, Inc. Reports Fourth Quarter and Full-Year 2005 Earnings;
                                              Affirms Guidance for 2006

     HARTFORD, Conn., February 1, 2006 - The Phoenix Companies, Inc. (NYSE: PNX) today reported fourth quarter and full-year 2005 earnings.

     FOURTH QUARTER 2005 HIGHLIGHTS
     •   Net income was $50.2 million, or $0.48 per diluted share, a 4 percent rise from $48.3 million, or
         $0.48 per share, in the 2004 fourth quarter.
     •   Total segment income  was $27.6 million, or $0.27 per diluted share, a 6 percent rise from $26.0 million, or $0.26 per share, in the 2004 fourth quarter.
     •   Life and Annuity pre-tax segment income was $44.8 million, a 6 percent rise from $42.3 million in the
         2004 fourth quarter.
     •   Asset Management reported earnings before interest, taxes, depreciation and amortization (EBITDA) of
         $9.8 million, an 8 percent rise from $9.1 million in the 2004 fourth quarter, and pre-tax segment income of $1.2 million, compared with a $0.1 million loss in the 2004 fourth quarter.
         Total segment income and EBITDA are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results.  A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

The Phoenix Companies, Inc. ... 2

   FOURTH QUARTER 2005 RESULTS

   Earnings Summary                                                    Fourth          Fourth
   (Millions Except Per Share Data)                                    Quarter         Quarter
                                                                        2005            2004           Change
                                                                   -------------    ------------    -----------
   Life and Annuity Segment                                              44.8            42.3             2.5
   Asset Management Segment                                               1.2            (0.1)            1.3
                                                                   -------------    ------------    -----------
   Operating Segment Income                                              46.0            42.2             3.8
   Venture Capital Segment                                                1.6             7.2            (5.6)
   Corporate and Other Segment                                          (18.2)          (14.4)           (3.8)
                                                                   -------------    ------------    -----------
   Total Segment Income, Before Income Taxes                             29.4            35.0            (5.6)
   Applicable Income Taxes                                                1.8             9.0            (7.2)
                                                                   -------------    ------------    -----------
   Total Segment Income                                                  27.6            26.0             1.6
   Realized Investment Gains , Net                                       23.9            51.4           (27.5)
   Restructuring Costs and Other Nonrecurring Items, Net                 (1.3)          (29.1)           27.8
                                                                   ------------     ------------    -----------
   Net Income                                                            50.2            48.3             1.9
                                                                   ============     ============    ===========

   Earnings Per Share Summary
   Total Segment Income Per Share
       Basic                                                               .29             .27             .02
       Diluted                                                             .27             .26             .01
   Net Income Per Share
       Basic                                                               .53             .51             .02
       Diluted                                                             .48             .48              --
   Weighted Average Shares Outstanding
       Basic                                                             95.1            94.8              .3
       Diluted                                                          103.5           100.3             3.2

         "The fourth quarter was pivotal for Phoenix, because it marked the end of the refocusing phase of our turnaround and the start of our growth phase. We concluded the venture capital sale and Asset Management restructuring, while our growth strategy took hold with sales improvement in both life insurance and asset management. Total segment income was up 6 percent, capping a year of significant improvement in earnings and return on equity," said Dona D. Young, chairman, president and chief executive officer.
         "Life and Annuity earnings grew substantially in the year, with continued strong fundamentals in both lines. Total life sales doubled in the fourth quarter and grew by 33 percent for the year - underscoring the strength of our franchise at the high end of the market. Annuity sales disappointed in 2005, but, with a much stronger product line-up, we expect significant improvement in 2006.
         "We completed the restructuring of our Asset Management business in 2005, which puts us in a stronger position for earnings growth in this segment. While overall flows were still negative, sales successes throughout the year bode well for the future. In 2005, mutual fund sales grew by 21 percent, and, in institutional asset management, we won 32 new mandates and closed on a $1 billion collateralized debt obligation," Mrs. Young said.
         "Looking at 2005 in the context of our turnaround, we progressed from a $272 million net loss and a negative segment ROE in 2002 to more than $108 million in net income and a 5 percent segment ROE in 2005.
     Our record in achieving our turnaround objectives to-date gives me confidence as we focus on executing our growth strategy in 2006," she said.

The Phoenix Companies, Inc. ... 3

     FULL-YEAR 2005 HIGHLIGHTS
     •   Net income was $108.4 million, or $1.06 per diluted share, a 25 percent rise from net income of $86.4 million, or $0.86 per share, in 2004.
     •   Total segment income of $101.7 million, or $0.99 per diluted share, rose 26 percent from $80.6 million, or $0.80 per share, in 2004.
     •   Life and Annuity pre-tax segment income of $192.5 million was up 35 percent from $142.8 million in
         2004.
     •   The Asset Management segment reported EBITDA of $35.0 million in 2005, compared with $36.0 million in the prior year, and posted a pre-tax segment loss of $10.5 million, including a $10.6 million impairment, compared with a pre-tax gain of $0.1 million in 2004.

   FULL-YEAR 2005 RESULTS

   Earnings Summary                                                     For the Year Ended
   (millions)                                                              December 31,
                                                                   -----------------------------
                                                                        2005            2004           Change
                                                                   -------------    ------------    -----------
   Life and Annuity Segment                                             192.5           142.8            49.7
   Asset Management Segment                                             (10.5)            0.1           (10.6)
                                                                   -------------    ------------    -----------
   Operating Segment Income                                             182.0           142.9            39.1
   Venture Capital Segment                                               14.8            19.3            (4.5)
   Corporate and Other Segment                                          (69.6)          (59.1)          (10.5)
                                                                   -------------    ------------    -----------
   Total Segment Income, Before Income Taxes                            127.2           103.1            24.1
   Applicable Income Taxes                                               25.5            22.5             3.0
                                                                   -------------    ------------    -----------
   Total Segment Income                                                 101.7            80.6            21.1
   Realized Investment Gains, Net                                        18.5            61.6           (43.1)
   Restructuring Costs and Other Nonrecurring Items, Net                (11.8)          (55.8)           44.0
                                                                   -------------    ------------    -----------
   Net Income                                                           108.4            86.4            22.0
                                                                   =============    ============    ===========
   Earnings Per Share Summary
   Total Segment Income Per Share
       Basic                                                              1.07             .85             .22
       Diluted                                                             .99             .80             .19
   Net Income Per Share
       Basic                                                              1.14             .91             .23
       Diluted                                                            1.06             .86             .20
   Weighted Average Shares Outstanding
       Basic                                                              95.0            94.7             .3
       Diluted                                                           102.4           100.8            1.6

     YEAR-END 2005 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY
     •   Statutory surplus and asset valuation reserve increased by more than $71.1 million during 2005, ending the year at $1.1 billion.
     •   Risk-based capital continued to grow throughout 2005 and ended the year well over 350 percent.
     •   Full-year statutory net gain from operations was $106.2 million, compared with $35.1 million in 2004.

The Phoenix Companies, Inc. ... 4

   SUMMARY OF SEGMENT RESULTS

   Life and Annuity
   Fourth Quarter 2005 Summary                                         Fourth          Fourth
   (millions)                                                          Quarter         Quarter
                                                                        2005            2004           Change
                                                                   -------------    ------------    -----------
   Life Insurance Income (pre-tax)                                       36.1            41.2            (5.1)
   Annuity Income (pre-tax)                                               8.7             1.1             7.6
                                                                   -------------    ------------    -----------
   Life and Annuity Segment Income (pre-tax)                             44.8            42.3             2.5
                                                                   =============    ============    ===========

   Life Insurance Sales (Annualized + Single Premium)                    85.1            41.3            43.8
   Annuity Deposits                                                      83.4            94.0           (10.6)
   Annuity Net Withdrawals                                             (212.9)         (106.3)         (106.6)

   Full-year 2005 Summary                                               For the Year Ended
   (millions)                                                              December 31,
                                                                   -----------------------------
                                                                        2005            2004          Change
                                                                   -------------    ------------    -----------
   Life Insurance Income (pre-tax)                                      180.5           130.1            50.4
   Annuity Income (pre-tax)                                              12.0            12.7            (0.7)
                                                                   -------------    ------------    -----------
   Life and Annuity Segment Income (pre-tax)                            192.5           142.8            49.7
                                                                   =============    ============    ===========

   Life Insurance Sales (Annualized + Single Premium)                   192.5           145.0            47.5
   Annuity Deposits                                                     339.1           517.6          (178.5)
   Annuity Net Withdrawals                                             (654.6)         (254.5)         (400.1)

   •     Life and Annuity segment income improvement for the quarter and full year reflects strong investment margins in both the life and annuity lines and continued favorable mortality and persistency.
   •     Segment income rose 6 percent quarter-over-quarter, tempered by higher amortization of deferred acquisition costs (DAC), an ongoing effect of the second quarter 2005 DAC unlocking.
   •     Full-year segment income rose 35 percent from the prior year, 18 percent excluding the impact of the second quarter DAC unlocking. Higher earnings in variable universal life, universal life and open block traditional life products, as well as lower expenses, drove the increase.
   •     Fourth quarter total life sales (annualized and single premium) of $85.1 million more than doubled from the prior year's quarter. Annualized premium nearly tripled, from $23.2 million in the prior year's fourth quarter to $65.0 million.
   •     For the full year, total life sales grew 33 percent, to $192.5, including a 69 percent rise in annualized premium, from $81.0 million to $136.9 million, reflecting a significant increase in large estate and business planning cases. The improvement is consistent with the company's life sales growth trajectory of 2002 and 2003 and is well within guidance of double-digit growth in 2005.

The Phoenix Companies, Inc. ... 5

   •     Quarterly and full-year decreases in annuity deposits reflect lower-than-anticipated sales from new product introductions. Balances in lower-return discontinued products continued to decline, with lower follow-on deposits and increased surrenders, contributing to negative flows for the quarter and year.
   •     Life sales and annuity deposits exclude private placement deposits. Total private placement life and annuity deposits were $281.9 million in the fourth quarter of 2005, compared with $37.1 million in the prior year's fourth quarter. Full-year private placement deposits totaled $820.3 million, nearly four times the 2004 deposits of $212.7 million. Total private placement assets under management were $2.8 billion on December 31, 2005, up 46 percent from $1.9 billion on December 31, 2004.

   Asset Management

   Fourth Quarter 2005 Summary                                        Fourth          Fourth
   (millions)                                                         Quarter         Quarter
                                                                       2005            2004           Change
                                                                  -------------    ------------    ------------
   Asset Management EBITDA                                               9.8             9.1             0.7
   Asset Management Segment Income (Loss) (pre-tax)                      1.2            (0.1)            1.3

   Asset Management Inflows                                          2,391.4         1,243.4         1,148.0
   Asset Management Net Flows                                       (1,779.0)       (2,590.9)          811.9

   Assets Under Management (end of period)                          37,422.9        42,908.5        (5,485.6)

   Full-year 2005 Summary                                              for the Year Ended
   (millions)                                                             December 31,
                                                                  -----------------------------
                                                                       2005            2004           Change
                                                                  -------------    ------------    ------------
   Asset Management EBITDA                                              35.0            36.0            (1.0)
   Asset Management Segment Income (Loss) (pre-tax)                    (10.5)            0.1           (10.6)

   Asset Management Inflows                                         10,338.0         6,669.8         3,668.2
   Asset Management Net Flows                                       (5,585.7)       (6,586.0)        1,000.3

   Assets Under Management (end of period)                          37,422.9        42,908.5        (5,485.6)

   •     Asset Management EBITDA for the fourth quarter and full year reflect lower revenues from declines in assets under management and lower performance fees. Lower expenses offset these in the fourth quarter and partially offset them for the year.
   •     Segment income increased quarter-over-quarter due to the elimination of the minority interest relating to its now-wholly-owned asset managers and expense reductions. The year-over-year decline in the segment results reflects lower operating income and a third quarter 2005 impairment of $10.6 million.
   •     Open-end mutual fund sales declined quarter-over-quarter, from $461.9 in the 2004 fourth quarter to
         $420.7 million, after growing in the first three quarters. For the full year, mutual fund sales rose
         21 percent, from $1.7 billion to $2.0 billion, reflecting an increased emphasis on mutual fund sales and expansion of relationships with advisors.

The Phoenix Companies, Inc. ... 6

   •     Inflows nearly doubled for the quarter and rose 55 percent for the full year, driven by mutual funds and institutional products.  Institutional inflows nearly quadrupled from the 2004 fourth quarter to
         $1.7 billion, including the funding of a $1 billion collateralized debt obligation (CDO). For the full year, institutional inflows more than doubled to $6.5 billion.
   •     Net outflows in the fourth quarter and for the full year were driven by continued redemptions in managed accounts and institutional products, primarily related to certain underperforming equity strategies.
   •     For the five-year period ended December 31, 2005, 60 percent of assets under management out-performed their respective benchmarks, driven, in part, by newly introduced sub-advised products.
   •     Pre-tax operating margin, before intangible amortization and minority interest, was 17.1 percent for the quarter and 16.6 percent for the full year, slightly short of the company's guidance of 17 percent. Expense discipline largely offset significantly lower revenue.

     Venture Capital Segment
         The Venture Capital segment had pre-tax earnings of $1.6 million in the 2005 fourth quarter, compared with $7.2 million in the prior year's fourth quarter. For full-year 2005, this segment had pre-tax income of $14.8 million, compared with income of $19.3 million in 2004.
         In the fourth quarter, the company secured an agreement to sell $138.5 million of venture capital assets, approximately three-quarters of this segment. As a result of the transaction, the Venture Capital segment will be eliminated, effective January 1, 2006, and earnings from the approximately $40 million of remaining assets will be allocated to the Life and Annuity segment.

     Corporate and Other Segment
         The Corporate and Other segment had a pre-tax loss of $18.2 million in the 2005 fourth quarter, compared with a $14.4 million loss in the prior year's fourth quarter.  For the full-year 2005, this segment had a $69.6 million pre-tax loss, compared with a $59.1 million loss for full-year 2004.  The 2004 quarterly result reflects higher earnings from the company's international operations, which did not repeat in 2005.  The change for the full year reflects a reallocation of overhead and higher interest expense.

The Phoenix Companies, Inc. ... 7

     2006 GUIDANCE
         Phoenix affirmed the 2006 baseline guidance announced at its December 13 investor meeting.
     •   Double-digit segment earnings growth, driven by improved sales, translating to a segment return on equity of 5.0 to 5.5 percent. This ROE target does not reflect the impact of a potential transaction involving the closed block, which the company is pursuing.
     •   Double-digit growth in total life insurance sales.
     •   Positive net flows in asset management and variable annuities.
         These targets are based on a number of market assumptions and other factors, including:
     •   Equity returns (dividends and market appreciation) of 10 percent for the year.
     •   Yield of 4.5 percent on 5-year treasury bonds by year-end.
     •   $153.7 million of equity issued in February 2006 when the company's equity units convert.

         These targets represent forward-looking statements and are subject to the risks and uncertainties outlined at the end of this news release. Specifically, to the extent that actual interest rates or equity returns differ from the assumptions outlined above, the company's performance could differ materially from the targeted levels. Total segment return on equity is a non-GAAP financial measure and is further described in the tables above and in the reconciliation table at the end of this news release.

     NET REALIZED INVESTMENT GAINS
         Fourth quarter 2005 net realized investment gains, after taxes, were $23.9 million.  They include:
     •   A realized gain of $35.1 million from the delivery of shares of Hilb Rogal Hobbs (HRH) according to the terms of the stock purchase contracts Phoenix issued in 2002.
     •   Net impairments of $1.8 million after offsets for taxes, DAC, and the policyholder dividend obligation.  Net impairments include gross impairments of $8.5 million.
     •   A $9.0 million realized capital loss related to both the completed and pending closings of the sale of
         Venture Capital segment assets.  As of February 1, 2006, 95 percent of the transaction had closed, and the remaining portion will close by March 31, 2006.
         For full-year 2005, the company reported net realized investment gains of $18.5 million.

     OTHER ITEMS
     •   In November, the company successfully re-marketed the notes associated with its $153.7 million equity unit offering in 2002.  The expected issuance of 17.4 million shares in February 2006, in accordance with the settlement of the purchase contracts associated with the equity units, will add another 12.4 million shares to the diluted share count.
     •   Restructuring charges for the 2005 fourth quarter of $2.5 million after-tax relate principally to
         Asset Management.

The Phoenix Companies, Inc. ... 8

     CONFERENCE CALL
         The Phoenix Companies, Inc. will host a conference call today at 11 a.m. Eastern time to discuss with the investment community Phoenix's fourth quarter financial results. The conference call will be broadcast live over the Internet at www.PhoenixWealthManagement.com in the Investor Relations section.
     The call can also be accessed by telephone at 973-321-1020 (conference ID #6844357). A replay of the call will be available through February 15, 2006 by telephone at 973-341-3080 (pin code #6844357) and on
     Phoenix's Web site, www.PhoenixWealthManagement.com in the Investor Relations section.

     ABOUT PHOENIX
          The Phoenix Companies, Inc. is a leading provider of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth. With a history dating to 1851, The
     Phoenix Companies, Inc. has two principal operating subsidiaries, Phoenix Life Insurance Company and
     Phoenix Investment Partners, Ltd. Through a variety of advisors and financial services firms, the company provides products and services to affluent and high-net-worth individuals and to institutions. Phoenix has corporate offices in Hartford, Connecticut.

     FORWARD-LOOKING STATEMENT

          This release may contain forward-looking statements within the meaning of the Private Securities
     Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate", "believe," "plan," "estimate,"
     "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries' ability to pay dividends is

The Phoenix Companies, Inc. ... 9

     subject to regulatory restrictions; (iv) regulatory, accounting or tax developments that may affect the company or the cost of, or demand for, its products or services; (v) downgrades in the financial strength ratings of the company's subsidiaries or in the company's credit ratings; (vi) discrepancies between actual claims or investment experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect the company's investment results, including those from venture capital, the fees the company earns from assets under management and the demand for the company's variable products; (viii) the relative success and timing of implementation of the company's strategies; (ix) the effects of closing the company's retail brokerage operations; and (x) other risks and uncertainties described in any of the companies filings with the
     Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

The Phoenix Companies Inc....10

Financial Highlights
Three and Twelve Months Ended December 31, 2005 and 2004
(Unaudited)

                                                                THREE MONTHS              TWELVE MONTHS
                                                          -------------------------  -------------------------
                                                              2005          2004         2005         2004
                                                          -----------   -----------  -----------   -----------
    Income Statement Summary ($ in millions)

    Revenues                                               $   714.2     $   743.3    $ 2,608.9     $ 2,743.2

    Total Segment Income (1)                                    27.6          26.0        101.7          80.6

    Net Income                                             $    50.2     $    48.3    $   108.4     $    86.4

    -------------------------------------------

    Earnings Per Share

    Weighted Average Shares Outstanding (in thousands)
      Basic                                                   95,112        94,830       95,045        94,676
      Diluted                                                103,541       100,265      102,438       100,775
                                                          ===========   ===========  ===========   ===========
    Total Segment Income Per Share (1)
      Basic                                                $    0.29     $    0.27    $    1.07     $    0.85
      Diluted                                              $    0.27     $    0.26    $    0.99     $    0.80
                                                          ===========   ===========  ===========   ===========
    Net Income Per Share
      Basic                                                $    0.53     $    0.51    $    1.14     $    0.91
      Diluted                                              $    0.48     $    0.48    $    1.06     $    0.86
                                                          ===========   ===========  ===========   ===========
    -------------------------------------------

    Balance Sheet Summary                                   December      December
    ($ in millions, except share and per share data)          2005          2004
                                                          ------------  ------------
    Invested Assets                                        $ 16,717.2    $ 17,334.6
    Separate Account Assets                                   7,722.2       6,950.3
    Total Assets                                             27,716.2      28,362.6
    Indebtedness                                                751.9         690.8
    Total Stockholders' Equity                             $  2,007.1    $  2,022.4
    Average Equity, excluding Accumulated OCI,
      FIN 46-R and Discontinued operations (2)             $  2,028.6

    Common Shares outstanding (in thousands)                   95,116        94,878
                                                          ------------  ------------
    Book Value Per Share                                   $    21.10    $    21.32
    Book Value Per Share, excluding Accumulated OCI
      and FIN 46-R                                              22.28         21.27

    Third Party Assets Under Management                    $ 37,422.9    $ 42,908.5

(1) In addition to net income presented in accordance with Generally Accepted Accounting Principles ("GAAP"),
    Phoenix considers total segment income in evaluating its financial performance. A reconciliation of these measures is provided at the end of this release. Total segment income is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. Management believes that segment income provides additional insight into the underlying trends in Phoenix's operations.

    Total segment income represents income from continuing operations (which is a GAAP measure) before realized investment gains and losses and certain other items.

    *   Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to our discretion.

    *   Certain other items are excluded from total segment income because we believe they are (i) not indicative of overall operating trends; and (ii) infrequent and material and result from a business restructuring, a change in regulatory requirements, or other unusual circumstances.

    Because certain of these items are excluded based on our discretion and involve judgments by management, inconsistencies in their determination may exist and total segment income may differ from similarly titled measures of other companies.

(2) This average equity is used for the calculation of segment return on equity and represents the average of the monthly average of equity, excluding Accumulated OCI, the effects of FIN 46-R and the equity of discontinued operations.

                                                    -more-

The Phoenix Companies Inc....11

Consolidated Balance Sheet
December 31, 2005 (Preliminary) and December 31, 2004
(in millions, except share data)

                                                                                         2005          2004
                                                                                     -----------   ------------
ASSETS:
Available-for-sale debt securities, at fair value                                    $  13,404.6   $   13,476.3
Available-for-sale equity securities, at fair value                                        181.8          304.3
Trading equity securities, at fair value                                                     -             87.3
Mortgage loans, at unpaid principal balances                                               128.6          207.9
Venture capital partnerships, at equity in net assets                                      145.1          255.3
Policy loans, at unpaid principal balances                                               2,245.0        2,196.7
Other investments                                                                          310.6          371.8
                                                                                     -----------   ------------
                                                                                        16,415.7       16,899.6
Available-for-sale debt and equity securities pledged as collateral, at fair value         304.4        1,278.8
                                                                                     -----------   ------------
Total investments                                                                       16,720.1       18,178.4
Cash and cash equivalents                                                                  301.5          435.0
Accrued investment income                                                                  225.8          222.3
Receivables                                                                                146.9          135.8
Deferred policy acquisition costs                                                        1,556.0        1,429.9
Deferred income taxes                                                                       56.0           30.7
Intangible assets                                                                          295.9          308.4
Goodwill                                                                                   467.7          427.2
Other assets                                                                               224.1          244.6
Separate account assets                                                                  7,722.2        6,950.3
                                                                                     -----------   ------------
Total assets                                                                         $  27,716.2   $   28,362.6
                                                                                     ===========   ============
LIABILITIES:
Policy liabilities and accruals                                                      $  13,246.2   $   13,132.3
Policyholder deposit funds                                                               3,060.7        3,492.4
Stock purchase contracts                                                                     -            131.9
Indebtedness                                                                               751.9          690.8
Other liabilities                                                                          534.3          546.3
Non-recourse collateralized obligations                                                    389.9        1,355.2
Separate account liabilities                                                             7,722.2        6,950.3
                                                                                     -----------   ------------
Total liabilities                                                                       25,705.2       26,299.2
                                                                                     -----------   ------------
MINORITY INTEREST:
Minority interest in net assets of subsidiaries                                              3.9           41.0
                                                                                     -----------   ------------
STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 106,429,147 and
  106,394,959 shares issued                                                                  1.1            1.0
Additional paid-in capital                                                               2,439.7        2,435.2
Deferred compensation on restricted stock units                                             (2.7)          (3.6)
Accumulated deficit                                                                       (193.1)        (285.6)
Accumulated other comprehensive income                                                     (59.0)          58.0
Treasury stock, at cost: 11,313,564 and 11,517,387 shares                                 (178.9)        (182.6)
                                                                                     -----------   ------------
TOTAL STOCKHOLDERS' EQUITY                                                               2,007.1        2,022.4
                                                                                     -----------   ------------
TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY                        $  27,716.2   $   28,362.6
                                                                                     ===========   ============

Certain reclassifications have been made to the 2004 financial statements to conform with the 2005 presentation.

                                                    -more-

  The Phoenix Companies Inc....12

  Consolidated Statement of Income (Unaudited)
  Three and Twelve Months Ended December 31, 2005 and 2004
  (in millions)

                                                                THREE MONTHS              TWELVE MONTHS
                                                          -------------------------  -------------------------
                                                              2005         2004          2005         2004
                                                          -----------   -----------  -----------   -----------
  REVENUES:
  Premiums                                                 $   236.2     $   250.9    $   928.7     $   990.6
  Insurance and investment product fees                        131.3         134.7        514.7         534.9
  Broker-dealer commission and distribution fees                 7.3           6.7         28.7          56.9
  Investment income, net of expenses                           281.7         273.7      1,102.6       1,075.7
  Unrealized gain on trading equity securities                   -            85.9          -            85.9
  Net realized investment gains (losses)                        57.7          (8.6)        34.2          (0.8)
                                                          -----------   -----------  -----------   -----------
  Total revenues                                               714.2         743.3      2,608.9       2,743.2
                                                          -----------   -----------  -----------   -----------

  BENEFITS AND EXPENSES:
  Policy benefits, excluding policyholder dividends            349.0         362.0      1,376.7       1,422.2
  Policyholder dividends                                        98.6          94.9        364.4         404.7
  Policy acquisition cost amortization                          65.0          33.9        132.1         110.2
  Intangible asset amortization                                  8.2           8.7         33.8          33.8
  Intangible asset impairments                                   -             -           10.6           -
  Interest expense on indebtedness                              12.4          11.0         46.6          40.8
  Interest expense on non-recourse collateralized obligations    4.7           8.1         29.4          33.6
  Other operating expenses                                     113.6         137.5        477.9         560.7
                                                          -----------   -----------  -----------   -----------
  Total benefits and expenses                                  651.5         656.1      2,471.5       2,606.0
                                                          -----------   -----------  -----------   -----------

  Income from continuing operations before income taxes,
    minority interest and equity in earnings of affiliates      62.7          87.2        137.4         137.2
  Applicable income taxes                                       12.5          27.8         27.7          40.5
                                                          -----------   -----------  -----------   -----------
  Income from continuing operations before income taxes,
    minority interest and equity in earnings of affiliates      50.2          59.4        109.7          96.7
  Minority interest in net income of subsidiaries                -             -           (0.6)          -
  Equity in undistributed earnings (losses) of affiliates        -           (11.1)         -           (10.4)
                                                          -----------   -----------  -----------   -----------
  Income from continuing operations                             50.2          48.3        109.1          86.3
  Income (loss) from discontinued operations                     -             -           (0.7)          0.1
                                                          -----------   -----------  -----------   -----------
  Net income                                               $    50.2     $    48.3    $   108.4     $    86.4
                                                          ===========   ===========  ===========   ===========

                                                    -more-

  The Phoenix Companies Inc....13

  Reconciliation of Income Measures (Unaudited)
  Three and Twelve Months Ended December 31, 2005 and 2004
  (in millions)

                                                                THREE MONTHS              TWELVE MONTHS
                                                          -------------------------  -------------------------
                                                              2005         2004          2005         2004
                                                          -----------   -----------  -----------   -----------
  Reconciliation of Segment Income to Net Income
    Segment Income (Loss)

    Life insurance                                         $    36.1     $    41.2    $   180.5     $   130.1
    Annuities                                                    8.7           1.1         12.0          12.7
                                                          -----------   -----------  -----------   -----------
    Life and annuity segment                                    44.8          42.3        192.5         142.8
    Asset management segment                                     1.2          (0.1)       (10.5)          0.1
    Venture capital segment                                      1.6           7.2         14.8          19.3
    Corporate and other segment                                (18.2)        (14.4)       (69.6)        (59.1)
                                                          -----------   -----------  -----------   -----------
    Total segment income, before income taxes                   29.4          35.0        127.2         103.1
    Applicable income taxes                                      1.8           9.0         25.5          22.5
                                                          -----------   -----------  -----------   -----------
    Total segment income                                        27.6          26.0        101.7          80.6

    Realized investment gains, after income taxes and
      other offsets                                             23.9          51.4         18.5          61.6
    Realized gain (losses) from collateralized
      debt obligations                                           1.2           -            1.3         (12.9)
    Income (loss) from discontinued operations,
      net of income taxes                                        -             -           (0.7)          0.1
    Restructuring charges and other non-recurring items,
      net of income taxes                                       (2.5)        (29.1)       (12.4)        (43.0)
                                                          -----------   -----------  -----------   -----------
    Net income                                             $    50.2     $    48.3    $   108.4     $    86.4
                                                          ===========   ===========  ===========   ===========

  Reconciliation of Asset Management Segment Income to Earnings Before
   Income Taxes, Depreciation and Amortization (EBITDA)

    Asset Management Segment Income                        $     1.2     $    (0.1)   $   (10.5)    $     0.1
    Adjustments for:
       Intangible asset amortization and impairments             8.1           8.7         43.8          33.8
       Depreciation                                              0.5           0.5          1.7           2.1
                                                          -----------   -----------  -----------   -----------
    EBITDA                                                 $     9.8    $      9.1    $    35.0     $    36.0
                                                          ===========   ===========  ===========   ===========

    Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

                                                      ###